UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2006

Infinity Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-31141	33-0655706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Memorial Drive, Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 453-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On October 26, 2006, Thomas J. Burke resigned as our Assistant Treasurer, but remains an employee.

(c) On October 26, 2006, our Board of Directors appointed Christopher M. Lindblom, CPA, to serve as our Assistant Treasurer. In this capacity, Mr. Lindblom will be our principal accounting officer. Prior to joining us, Mr. Lindblom, 34, held various financial accounting positions, most recently Assistant Controller, at Millennium Pharmaceuticals, Inc., a biotechnology company, from April 2002 through October 2006. Prior to that, Mr. Lindblom was Manager of Financial Planning and Analysis at Parametric Technology Corporation, a software company, from September 2000 through April 2002.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

(a) On October 26, 2006, our Board of Directors amended and restated our Code of Business Conduct and Ethics (the “Code”) to, among other things, (i) include our General Counsel and Controller among the individuals responsible for ensuring compliance with our insider trading policy, and (ii) permit the delegation of authority for monitoring compliance with, and considering waivers of, the Code to a committee of our Board. Our amended and restated Code is filed herewith as Exhibit 14 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are included in this report:

Exhibit No.	Description
14	Amended and Restated Code of Business Conduct and Ethics (adopted October 26, 2006)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINITY PHARMACEUTICALS, INC.

Date: October 31, 2006	By:	/s/ Steven H. Holtzman
Steven H. Holtzman
Chief Executive Officer